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                                                                    Exhibit 23.6



June 18, 2001


Board of Directors
WSB Holding Company
Workingmens Bank
807 Middle Street
Pittsburgh, PA 15212


Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro") and the use of our opinion letter to the Board of Directors in the Registration Statement on Form S-4 filed by WSB Holding Company, and any amendments thereto regarding the acquisition of WSB Holding Company by ESB Financial Corporation.


Very Truly Yours,



/s/ FinPro, Inc.
Liberty Corner, New Jersey